Exhibit 10.5

BROADCOM CORPORATION
1998 EMPLOYEE STOCK PURCHASE PLAN
(as Amended and Restated March 21, 2003)

I.	PURPOSE OF THE PLAN

               This Employee Stock Purchase Plan is intended to promote the interests of Broadcom Corporation by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

               Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

               All share numbers in this March 21, 2003 restatement reflect (i) the two-for-one split of the Common Stock which was effected on February 17, 1999 through the payment of a dividend of one additional share of Common Stock for every share of Common Stock outstanding on February 5, 1999 and (ii) the two-for-one split of the Common Stock which was effected on February 11, 2000 through the payment of a dividend of one additional share of Common Stock for every share of Common Stock outstanding on January 31, 2000.

II.	ADMINISTRATION OF THE PLAN

               The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.	STOCK SUBJECT TO PLAN

               A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 6,694,509 shares. Such reserve shall consist of (i) the initial share reserve of 3,000,000 shares, (ii) an increase of 3,000,000 shares authorized by the Board on March 7, 2002 and approved by the shareholders at the 2002 Annual Meeting and (iii) an additional increase of 694,509 shares effected in January 2003 pursuant to the automatic share increase provisions of Section III.B.

               B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2003, by an amount equal to twenty-five one hundredths of one percent (0.25%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 1,000,000 shares. Subject to shareholder approval at the 2003 Annual Meeting, the foregoing automatic share increase provision shall be revised upward so that the number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the remaining term of the Plan, beginning with calendar year 2004, by an amount equal to one percent (1%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 3,000,000 shares.

               C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the share reserve under the Plan is to increase each calendar year pursuant to the provisions of Section III.B, (iii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iv) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date and (v) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.	OFFERING PERIODS

               A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

               B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. However, the initial offering period shall commence at the Effective Time and terminate on the last business day in April 2000. The next offering period shall commence on the first business day in May 2000, and subsequent offering periods shall commence as designated by the Plan Administrator.

               C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in May each year to the last business day in October of the same year and from the first business day in

November each year to the last business day in April of the following year. However, the first Purchase Interval in effect under the initial offering period shall commence at the Effective Time and terminate on the last business day in October 1998.

               D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The new offering period shall have a duration of twenty (24) months, unless a shorter duration is established by the Plan Administrator within five (5) business days following the start date of that offering period.

V.	ELIGIBILITY

               A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Quarterly Entry Date within that offering period, provided he or she remains an Eligible Employee.

               B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Quarterly Entry Date within that offering period on which he or she is an Eligible Employee.

               C. Each corporation acquired by the Corporation at any time after March 7, 2002 pursuant to a transaction in which that acquired corporation is to be maintained as a separate Corporate Affiliate shall automatically become a Participating Corporation effective as of the first Quarterly Entry Date coincident with or next following the effective date of the acquisition.

               D. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

               E. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

VI.	PAYROLL DEDUCTIONS

               A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction, by filing the appropriate form with the Plan Administrator. Effective for all offering periods beginning on or after May 1, 2003, the reduction shall become effective on the first pay day of the month following the month in which such form is filed, and there shall be no limit on the number of such reductions a Participant may effect during a Purchase Interval.[1]

(ii) The Participant may, at any time during the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. Effective for all offering periods beginning on or after May 1, 2003, the new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective on the first pay day of the month following the month in which such form is filed, and there shall be no limit on the number of such increases a Participant may effect during a Purchase Interval.[2]

               B. Payroll deductions shall begin on the first pay day following the Participant’s Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

               C. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

               D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.	PURCHASE RIGHTS

               A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant’s Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the

[1] For offering periods beginning prior to May 1, 2003, no Participant may effect more than one (1) such reduction per Purchase Interval, and any such permissible reduction will become effective as soon as possible following the filing of the elected reduction with the Plan Administrator.

[2] For offering periods beginning prior to May 1, 2003, any increase in the rate of payroll deduction will only become effective as of the start of the Purchase Interval immediately following the filing of the elected increase with the Plan Administrator, and the Participant is accordingly allowed only one such increase per Purchase Interval.

remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

               Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

               B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

               C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

               D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed Six Thousand (6,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. In addition, the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date in any offering period beginning on or after May 1, 2003 shall not exceed One Million Two Hundred Thousand (1,200,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants on each Purchase Date during that offering period.

               E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on such Purchase Date shall be promptly refunded.

               F. Withdrawal from Plan/Termination of Purchase Right: The following provisions shall govern the withdrawal or the termination of outstanding purchase rights:

(i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, withdraw from the Plan by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the offering period in which such withdrawal occurs. Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such withdrawal, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

(ii) In order to resume participation in the Plan, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before any subsequently scheduled Quarterly Entry Date.

(iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (i) within ninety (90) days following the commencement of such leave or (ii) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period shall be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

               G. Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into the offering period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants.

               The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

               H. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

               I. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

               J. Shareholder Rights. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.	ACCRUAL LIMITATIONS

               A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

               B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

               C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

               D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.	EFFECTIVE DATE AND TERM OF THE PLAN

               A. The Plan was adopted by the Board on February 3, 1998 and became effective at the Effective Time. However, no purchase rights granted under the Plan were exercised, and no shares of Common Stock were issued hereunder, until (i) the Plan had been approved by the shareholders of the Corporation and (ii) the Corporation had complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

               B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in April 2008, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.	AMENDMENT/TERMINATION OF THE PLAN

               A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the Corporation to recognize compensation expense in the absence of such amendment or termination.

               B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s shareholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

               C. On March 7, 2002, the Board amended the Plan to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 3,000,000 shares and (ii) to implement an automatic share increase feature pursuant to the provisions of Section III.B. The amendment was approved by the shareholders at the 2002 Annual Meeting.

               D. On October 31, 2002, the Board amended the Plan to increase the number of shares of Common Stock purchasable in total by all Participants on each Purchase Date within any offering period beginning on or after November 1, 2002 from 600,000 to 1,200,000 shares.

               E. On March 21, 2003, the Board amended the Plan to (i) revise the automatic share increase provisions of Section III.B upward so that so that the number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the remaining term of the Plan, beginning with calendar year 2004, by an amount equal to one percent (1%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 3,000,000 shares, (ii) allow Participants who withdraw from an offering period to rejoin the Plan on any subsequently scheduled Quarterly Entry Date and, effective for all of offering periods beginning on or after May 1, 2003, (iii) remove the limitation on the number of times a Participant may change his or her rate of payroll deduction during a Purchase Interval.

XI.	GENERAL PROVISIONS

               A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

               B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

               C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

               D. The Corporation and each Participating Corporation shall have the right to take whatever steps the Plan Administrator deems necessary or appropriate to comply with all applicable federal, state, local and employment tax withholding requirements, and the Corporation’s obligations to deliver shares under this Plan shall be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, the Corporation and each Participating Corporation shall have the right to withhold taxes from any other compensation or other amounts which it may owe to the Participant, or to require the Participant to pay to the Corporation or the Participating Corporation the amount of any taxes which the Corporation or the Participating Corporation may be required to withhold with respect to such shares. In this connection, the Plan Administrator may require the Participant to notify the Plan Administrator, the Corporation or a Participating Corporation before the Participant sells or otherwise disposes of any shares acquired under the Plan.

Schedule A

Corporations Participating in
Employee Stock Purchase Plan
As of March 21, 2003

Broadcom Corporation

Altima Communications, Inc.

AltoCom, Inc.

Broadcom Asia Distribution Pte. Ltd.

Broadcom Canada Ltd.

Broadcom HomeNetworking, Inc.

Broadcom Japan K.K.

Broadcom India Private Limited

Broadcom Israel Ltd.

Broadcom Netherlands B.V.

Broadcom Singapore Pte Ltd.

Broadcom Taiwan Corporation

Broadcom UK Ltd.

ServerWorks Corporation

APPENDIX

               The following definitions shall be in effect under the Plan:

               A. Board shall mean the Corporation’s Board of Directors.

               B. Cash Earnings shall mean the (i) base salary payable to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings) made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established.

               C. Change in Control shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders.

               D. Code shall mean the Internal Revenue Code of 1986, as amended.

               E. Common Stock shall mean the Corporation’s Class A common stock.

               F. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

               G. Corporation shall mean Broadcom Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Broadcom Corporation which shall by appropriate action adopt the Plan.

               H. Effective Time shall mean the time at which the Underwriting Agreement was executed and the Common Stock priced for the initial public offering. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

               I. Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

               J. Entry Date shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

               K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) For purposes of the initial offering period which began at the Effective Time, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock was sold in the initial public offering pursuant to the Underwriting Agreement.

               L. 1933 Act shall mean the Securities Act of 1933, as amended.

               M. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

               N. Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

               O. Plan shall mean the Corporation’s 1998 Employee Stock Purchase Plan, as set forth in this document.

               P. Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

               Q. Purchase Date shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be October 30, 1998.

               R. Purchase Interval shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

               S. Quarterly Entry Date shall mean the first business day in February, May, August and November each year on which an Eligible Employee may first enter an offering period. The first such Quarterly Entry Date shall be August 2, 1999.

               T. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

               U. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

BROADCOM CORPORATION
1998 EMPLOYEE STOCK PURCHASE PLAN- STOCK PURCHASE AGREEMENT
POST APRIL 1, 2003 ENTRY DATE INTO NOVEMBER 2002 OFFERING PERIOD

I hereby elect to participate in the 1998 Employee Stock Purchase Plan (the “ESPP”) and hereby subscribe to purchase shares of Common Stock of Broadcom Corporation (the “Corporation”) in accordance with the provisions of this Agreement and the ESPP. I hereby authorize payroll deductions from each of my paychecks following my entry into the offering period in the 1% multiple of my eligible cash earnings (not to exceed a maximum of 15%) specified in my attached Enrollment/Change Form.

Each offering period will be of a duration of 24 months or less and will be divided into a series of consecutive purchase intervals. Those purchase intervals will be of six months duration and begin on the first business day of May and November each year during the offering period. My participation will automatically remain in effect, in accordance with my most current payroll deduction authorization, from one purchase interval to the next within the offering period in which I join the ESPP and from one purchase interval to the next within each subsequent offering period during the remaining term of the ESPP, unless I withdraw from the ESPP or change the rate of my payroll deduction or unless my employment status changes. I may reduce the rate of my payroll deductions on one occasion per 6-month purchase interval, to become effective with the filing of the change form, and I may increase my rate of payroll deductions to become effective at the beginning of any subsequent 6-month purchase interval (May 1 or November 1). For offering periods beginning on or after May 1, 2003, I may change my rate of payroll deductions at any time, to become effective on the first pay day of the month following the month in which I file my change request with the plan administrator, and there will be no limit on the number of changes I may make per purchase interval or per offering period.

My payroll deductions will be accumulated for the purchase of shares of the Corporation’s Common Stock on the last business day of each purchase interval within each offering period in which I participate. The purchase price per share will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on my entry date into that offering period or (ii) the fair market value per share on the purchase date. I will also be subject to ESPP restrictions (i) limiting the maximum number of shares which I may purchase per purchase interval and the maximum number of shares purchasable in the aggregate by all participants on any one purchase date and (ii) prohibiting me from purchasing more than $25,000 worth of Common Stock for each calendar year my purchase right remains outstanding.

I may withdraw from the ESPP at any time prior to the last business day of a purchase interval and elect either to have the Corporation refund all my payroll deductions for that interval or to have such payroll deductions applied to the purchase of Common Stock at the end of such interval. However, I may not rejoin the ESPP until a new quarterly entry date (first business day in February, May, August and November). Upon the termination of my employment for any reason (including death or disability) or my loss of eligible employee status, my participation in the ESPP will immediately cease and all my payroll deductions for the purchase interval in which my employment terminates or my loss of eligibility occurs will automatically be refunded. If I take an unpaid leave of absence, my payroll deductions will immediately cease and any payroll deductions for the purchase interval in which my leave begins will, at my election, either be refunded or applied to the purchase of shares of Common Stock at the end of that purchase interval. If I return to active service within 90 days after the start of my leave, then my payroll deductions will at that time automatically resume at the rate in effect for me when my leave began.

The Corporation will issue a stock certificate for the shares purchased on my behalf after the end of each purchase interval and the certificate will be deposited directly in the Corporation-designated brokerage account established on my behalf. I will notify the Corporation of any disposition of shares purchased under the ESPP and I will satisfy all applicable income and employment tax withholding requirements at the time of such disposition.

The Corporation has the right, exercisable in its sole discretion, to amend or terminate the ESPP at any time, with such amendment or termination to become effective immediately following the exercise of outstanding purchase rights at the end of any current purchase interval. Should the Corporation elect to terminate the ESPP, I will have no further rights to purchase shares of Common Stock pursuant to this Agreement. I have received a copy of the Q&A Summary identifying the major features of the ESPP. I have read this Agreement and the Q&A Summary and hereby agree to be bound by the terms of both this Agreement and the ESPP. The effectiveness of this Agreement is dependent upon my eligibility to participate in the ESPP.

Date:

Signature of Employee

Entry Date into Plan:	Printed Name:

Post April 30, 2003 Offering Period

BROADCOM CORPORATION
1998 EMPLOYEE STOCK PURCHASE PLAN — STOCK PURCHASE AGREEMENT

     I hereby elect to participate in the 1998 Employee Stock Purchase Plan (the “ESPP”) and hereby subscribe to purchase shares of Common Stock of Broadcom Corporation (the “Corporation”) in accordance with the provisions of this Agreement and the ESPP. I hereby authorize payroll deductions from each of my paychecks following my entry into the offering period in the 1% multiple of my eligible cash earnings (not to exceed a maximum of 15%) specified in my attached Enrollment/Change Form.

     Each offering period will be a duration of twenty-four months or less and will be divided into a series of consecutive purchase intervals. Those purchase intervals will be of six months duration and begin on the first business day of May and November each year during the offering period. My participation will automatically remain in effect, in accordance with my most current payroll deduction authorization, from one purchase interval to the next within the offering period in which I join the ESPP and from one purchase interval to the next within each subsequent offering period during the remaining term of the ESPP, unless I withdraw from the ESPP or change the rate of my payroll deduction or unless my employment status changes. I may change the rate of my payroll deductions at any time during the offering period, with the change to become effective on the first pay day of the month following the month in which I file my change request with the plan administrator, and there will be no limit on the number of changes I may make per purchase interval or per offering period.

     My payroll deductions will be accumulated for the purchase of shares of the Corporation’s Common Stock on the last business day of each purchase interval within each offering period in which I participate. The purchase price per share will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on my entry date into the offering period or (ii) the fair market value per share on the purchase date. I will also be subject to ESPP restrictions (i) limiting the maximum number of shares which I may purchase per purchase interval and the maximum number of shares purchasable in the aggregate by all participants on any one purchase date and (ii) prohibiting me from purchasing more than $25,000 worth of Common Stock for each calendar year my purchase right remains outstanding.

     I may withdraw from the ESPP at any time prior to the last business day of a purchase interval and elect either to have the Corporation refund all my payroll deductions for that interval or to have such payroll deductions applied to the purchase of Common Stock at the end of such interval. However, I may not rejoin the ESPP until a new quarterly entry date (first business day in February, May, August and November). Upon the termination of my employment for any reason (including death or disability) or my loss of eligible employee status, my participation in the ESPP will immediately cease and all my payroll deductions for the purchase interval in which my employment terminates or my loss of eligibility occurs will automatically be refunded.

     If I take an unpaid leave of absence, my payroll deductions will immediately cease and any payroll deductions for the purchase interval in which my leave begins will, at my election, either be refunded or applied to the purchase of shares of Common Stock at the end of that purchase interval. If I return to active service within ninety days after the start of my leave, then my payroll deductions will at that time automatically resume at the rate in effect for me when my leave began.

     The Corporation will issue a stock certificate for the shares purchased on my behalf after the end of each purchase interval and the certificate will be deposited directly in the Corporation-designated brokerage account established on my behalf. I will notify the Corporation of any disposition of shares purchased under the ESPP and I will satisfy all applicable income and employment tax withholding requirements at the time of such disposition.

     The Corporation has the right, exercisable in its sole discretion, to amend or terminate the ESPP at any time, with such amendment or termination to become effective immediately following the exercise of outstanding purchase rights at the end of any current purchase interval. Should the Corporation elect to terminate the ESPP, I will have no further rights to purchase shares of Common Stock pursuant to this Agreement. I have received a copy of the Q&A Summary identifying the major features of the ESPP. I have read this Agreement and the Q&A Summary and hereby agree to be bound by the terms of both this Agreement and the ESPP. The effectiveness of this Agreement is dependent upon my eligibility to participate in the ESPP.

Date:	,200

Signature of Employee

Entry Date:	,200

Printed Name

Return completed form to BRCM Shareholder Services in Irvine	For Shareholder Services Use Only:	Entered in EE

If by fax to 949-450-1484 (original not required)		Faxed to Payroll (US)

Faxed to Payroll (Intl)

BROADCOM CORPORATION
EMPLOYEE STOCK PURCHASE PLAN (“ESPP”) — ENROLLMENT / CHANGE FORM

SECTION 1: ACTIONS

New Enrollment	Complete 2, 3, 7 and sign Stock Purchase Agreement
Re- Enrollment (May 1 or November 1 only)	Complete 2, 3, 7 and sign Stock Purchase Agreement

Payroll Deduction Change	Complete 2, 4, 7

Terminate Payroll Deductions	Complete 2, 5, 7

Leave of Absence	Complete 2, 6, 7

SECTION 2: PERSONNEL DATA (Please print)

@broadcom.com

Last Name (Surname)	First Name	Middle Initial	Email

Home Address	Street		Business Telephone

City	State	Country	Zip Code

Social Security No. (U.S. Taxpayers only)

SECTION 3: NEW ENROLLMENT Deadline for receipt is on or before first business day of February, May, August and, November.

Effective with the ESPP Enrollment Date:

First business day of February 200___, May 200___, August, 200___, November 200___;

Payroll Deduction Amount: ____% (write out % ___) of cash earnings (must be a multiple of 1% up to a maximum of 15% of cash earnings).

SECTION 4: PAYROLL DEDUCTION CHANGE

Effective with the Pay Period Beginning ___/___/200___, I authorize the following new level of payroll deductions: ____% (write out %____) of cash earnings (must be a multiple of 1% up to a maximum of 15% of cash earnings).

NOTE 4: You may reduce your rate of payroll deduction once per 6-month purchase interval to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deduction to become effective as of the start date of the next 6-month purchase interval (May 1 or November 1 – due on or before these dates). Effective for offering periods beginning on or after May 1, 2003, you may change your rate of payroll deduction at any time to become effective on the first pay day of the month following the month in which you file this change form, and there will be no limit on the number of changes you may make.

SECTION 5: TERMINATE PAYROLL DEDUCTIONS

*Effective with the Pay Period Beginning ___/___/200___, I authorize the termination of my payroll deductions.

*Not effective until discussed with and approved by BRCM Shareholder Services: By      Date ___/___/200___

In connection with my voluntary termination of payroll deductions (or an approved leave of absence), I elect the following action regarding my ESPP payroll deductions to date in the current purchase interval:

Purchase Broadcom Corporation shares on next scheduled purchase date, OR

Refund ESPP payroll deductions collected.

NOTE 5A: Your election to terminate your payroll deductions may not be changed, and you may not rejoin the plan until a new quarterly entry date (the first business day of February, May, August or November). You will forfeit your original subscription/enrollment price on re-enrollment.

NOTE 5B: If your employment terminates for any reason or your eligibility status changes (<20 hours/week or <5 months/year), you will immediately cease to participate in the ESPP and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

SECTION 6: LEAVE OF ABSENCE

In connection with my leave of absence, I elect the following action with respect to my ESPP payroll deductions to date:

Purchase shares of Broadcom Corporation on next scheduled purchase date, OR

Refund ESPP payroll deductions collected.

NOTE 6: If you take an unpaid leave of absence, your payroll deductions will immediately cease. If you return to active status within 90 days after the start of your leave, your payroll deductions will at that time automatically resume at the rate in effect for you when your leave began.

SECTION 7: AUTHORIZATION

Signature of Employee:	/	Date:	,200

For assistance, email espp@broadcom.com